U.S. Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

OCTOBER 18, 2010

Date of Report (Date of earliest event Reported)

MESA LABORATORIES, INC.

(Exact Name of Small Business Issuer as Specified in its Charter)

Commission File Number: 0-11740

COLORADO (State or other Jurisdiction of Incorporation or Organization)	84-0872291 (I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO (Address of Principal Executive Offices)	80228 (Zip Code)

Issuer’s telephone number, including area code: (303) 987-8000

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01   OTHER EVENTS.

Mesa Laboratories, Inc., on July 21, 2010, received a letter from Nasdaq informing the Company that due to the resignation of Mr. Paul D. Duke from its Board of Directors effective as of July 7, 2010, the Company no longer complied with Nasdaq’s independent director requirements as set forth in Listing Rule 5605.   Per Nasdaq Listing Rule 5605(b)(1), the company was provided a cure period that was to last until January 3, 2011, to provide evidence of compliance. Based on the information regarding the appointment of David M. Kelly to the Company’s Board of Directors, as detailed in our Form 8-K dated October 12, 2010, NASDAQ has determined that the Company complies with the Rule and this matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA LABORATORIES, INC.
(Issuer)

DATED: October 18, 2010	BY:	/s/ John J. Sullivan

John J. Sullivan, Ph.D. Chief Executive Officer, President, Treasurer and Director